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                                                                  EXHIBIT 10.6.3

                   SECOND AMENDMENT TO THE PIMCO ADVISORS L.P.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

               PIMCO Advisors L.P., a Delaware limited partnership, by resolution of its Equity Board, adopted The PIMCO Advisors L.P. Executive Deferred Compensation Plan (the "Plan"), effective as of December 1, 1996, for the benefit of its employees who are Eligible Participants (as defined therein) in the Plan.

               In order to provide for participation in the Plan by individuals liable to income tax in Canada, this Second Amendment to the Plan has been adopted by the Equity Board of the Partnership, effective as of August ___, 1997. This Second Amendment, together with the First Amendment and the Plan, constitute the Plan in its entirety.

               Article XII is hereby added to the Plan to read in its entirety as follows.

                                   ARTICLE XII

                   BENEFITS EARNED WHILE A RESIDENT OF CANADA

Section 12.1 - Definitions

               Except as expressly provided in this Section 12.1, words and phrases defined in the Plan shall have the same meanings in this Article XII as they do elsewhere in the Plan. Whenever the following terms are used in this
Article XII with the first letter capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

                      (a) "Additional Amount" shall mean any Class A Units credited to a Participant's Deferral Account under Section 6.2(c) of the Plan.

                      (b) "Canadian Balance," in relation to the Deferral Account of a Participant for a Plan Year, shall mean that portion, if any, of the Deferral Account that can reasonably be considered to relate to Canadian Compensation of the Participant for such Plan Year.

                      (c) "Canadian Compensation" for any Plan Year shall mean

                             1. that portion, if any, of the Compensation of a
               Participant for the Plan Year attributable to the period in such Plan Year during which such Participant is a resident of Canada; and

                             2. any Additional Amount credited to a
               Participant's Deferral Account at a time in such Plan Year when such Participant is a Resident of Canada.

                      (d) "Resident of Canada" shall mean an individual liable to income tax in Canada under the laws of Canada by reason of the individual's residence in Canada.



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Section 12.2 - Bonus Compensation Limit

               The amount of a Participant's Canadian Compensation for a Plan Year that is deferred under the Plan shall not exceed the portion of the Canadian Compensation that can reasonably be considered to be Bonus Compensation (at the sole discretion of the Committee) of such Participant for the Plan Year.

Section 12.3 - Special Vesting Schedule

               Notwithstanding any provisions in this Plan to the contrary, a Participant's Canadian Balance in relation to a Plan Year shall vest in and be distributed to such Participant no later than the end of the third year immediately following such Plan Year.

               Executed at Newport Beach, California.

                                          PIMCO ADVISORS L.P.

                                          By:
                                             --------------------------------
                                          Title:
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                                          Date:
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